EIGHTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
AND WAIVER OF DEFAULTS

     This Amendment, dated as of October 29, 2004, is made by and between SANZ INC., formerly known as Storage Area Networks, Inc., a Colorado corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

     The Borrower and the Lender are parties to a Credit and Security Agreement dated as of May 31, 2001, as amended by (i) the First Amendment to Credit and Security Agreement and Waiver of Defaults dated as of January 17, 2002; (ii) the Second Amendment to Credit and Security Agreement dated as of July 1, 2002; (iii) the Third Amendment to Credit and Security Agreement dated as of August 15, 2002; (iv) the Fourth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of March 31, 2003; (v) the Fifth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of September 22, 2003; (vi) the Sixth Amendment to Credit and Security Agreement dated as of February 12, 2004; and (vii) the Seventh Amendment to Credit and Security Agreement and Waiver of Defaults dated as of September 3, 2004 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1.   Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending as the case may be, the following definitions:

     “Borrowing Base” means, at any time and subject to change from time to time in the Lender’s sole discretion, the lesser of:

(a) the Maximum Line; or

(b) the sum of:

(i) 85% of Eligible Accounts, plus

     (ii)     the lesser of (A) 80% of Accounts owed by the U.S. Government which are not Eligible Accounts because they do not meet the requirements of paragraph (iv) in the definition thereof or (B) $500,000, plus

(iii) the lesser of (A) 35% of Accounts (which are not otherwise ineligible) owed by account debtors pursuant to a maintenance contract or similar type of agreement or (B) $1,000,000, less

(iv) the Rebate Reserve.

“Eligible Accounts” means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

     (xi)   Accounts owed by an account debtor, other than Affiliated Computer Services, the U.S. Department of Defense (U.S. Department of Navy, U.S. Marine Corp., Defense Logistic Agency, etc.) and EMC Corporation, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

     (xviii)   Accounts owed by EMC Corporation, regardless of whether otherwise eligible, if 20% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

“Interest Rate Margin” means two percent (2.0%).

“Maturity Date” means May 31, 2007.

     2.   Section 2.7. Section 2.7 (a) and (b) of the Credit Agreement are amended and restated to read as follows:

     “(a)   Termination and Line Reduction Fees. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (i) one and one half percent (1.5%) if the termination or reduction occurs on or before May 31, 2006; and (ii) one percent (1.0%) if the termination or reduction occurs after May 31, 2006.

     (b)   Waiver of Termination and Line Reduction Fees. The Borrower will not be required to pay the termination and line reduction fees otherwise due under this Section 2.7 if such termination or line reduction is made because of refinancing of the Borrower by Wells Fargo.”

     3.   Section 2.9. The first sentence of Section 2.9 of the Credit Agreement is amended and restated to read as follows:

“All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations one (1) Banking Day after receipt by the Lender.”

     4.   Section 6.12. Section 6.12 of the Credit Agreement is amended by substituting the amount of “$0” for the amount of “$225,000” in the Minimum Net Income column for the nine month period ending September 30, 2004 and by substituting the amount of “$200,000” for the amount of “$300,000” in the Minimum Net Income column for the twelve month period ending December 31, 2004.

     5.   Section 6.14. Section 6.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

     “Section 6.14 Minimum Average Availability. The Borrower will maintain during each month, determined as at the end of each month, average Availability during the month of not less than $500,000, which amount may be adjusted at the sole discretion of the Lender.”

     6.   Section 7.10. Section 7.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $1,000,000 in the aggregate during any fiscal year.”

     7.   No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     8.   Waiver of Defaults. The Borrower is in default under Section 6.14 Minimum Cash on Hand Plus Availability as of July 31, 2004 (the “Existing Defaults”). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

     9.   Restructure Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable restructure fee in the amount of $10,000 in consideration of the Lender’s execution and delivery of this Amendment.

     10.   Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 8 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a)   The Acknowledgment and Agreement of Guarantor and the Acknowledgment and Agreement of Subordinated Creditor set forth at the end of this Amendment, duly executed by the Guarantor and the Subordinated Creditor.

          (b)   Payment of the fee described in Paragraph 9.

          (c)  Such other matters as the Lender may require.

     11.   Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

          (a)   The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b)   The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c)   All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     12.   References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     13.   No Other Waiver. Except as set forth in Paragraph 8 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     14.   Release. The Borrower, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, and the Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor or such Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     15.   Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 9 hereof.

     16.   Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC	SANZ INC.
By: _______________________________	By: __________________________
Name: Aida Sunglao-Canlas	Name: Robert Ogden
Its: Assistant Vice President	Its: CFO

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

     The undersigned, a guarantor of the indebtedness of SANZ Inc., formerly known as Storage Area Networks, Inc., (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a separate Guaranty dated as of May 31, 2001 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 14 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

SAN HOLDINGS, INC. By: _________________________________ Name: John P. Jenkins Its: President

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

     The undersigned, a subordinated creditor of SANZ Inc., formerly known as Storage Area Networks, Inc., (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a Subordination Agreement dated as of January 17, 2002 (the “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 14 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under its Subordination Agreement.

SAN HOLDINGS, INC. By: _________________________________ Name: John P. Jenkins Its: President